Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-111455; Form S-3 No. 333-54088; Form S-3 No. 333-49312; Form
S-3 No. 333-83615,  Form S-3 No. 333-46619, Form S-3, No. 33-81212, Form S-3 No.
33-92032,  Form S-3 No.33-92978,  Form S-3 No. 333-4880, Form S-3 No. 333-62387,
Form S-3 No. 333-82272, Form S-8 No. 333-76959, Form S-8 No. 333-76961, Form S-8
No.  333-13779,  Form S-8 No. 333-17959,  Form S-8 No.  333-24405,  Form S-8 No.
333-26561,  Form S-8 No.  333-76959  and Form S-8 No.  333-76961)  of  e.Digital
Corporation and in the related Prospectuses of our report dated May 22, 2002, with respect to the consolidated financial statements for the year ended March 31, 2002 of e.Digital Corporation and subsidiary included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

Our audit also included the financial statement schedule of e.Digital Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                     /s/  ERNST & YOUNG LLP



San Diego, California
June 24, 2004